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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Entrust Technologies Inc. on Form S-1 of our reports dated June 5, 1998 and August 5, 1998 on the financial statements of Entrust Technologies Inc. and r/3/ Security Engineering AG, respectively, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE
Chartered Accountants
Ottawa, Canada

August 14, 1998